Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement of Xenogen Corporation on Form S-1 of our report dated April 1, 2004, (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in method of accounting for goodwill in 2002), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

April 1, 2004